Exhibit 99.1

UNDER ARMOUR REPORTS THIRD QUARTER FISCAL 2023 RESULTS; UPDATES FULL-YEAR OUTLOOK
BALTIMORE, Feb. 8, 2023 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for its third quarter of fiscal 2023 ended December 31, 2022. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

"We are pleased to have delivered solid third-quarter results and remain on track to achieve our full-year operational and financial goals," said Under Armour Interim President and CEO Colin Browne. “Moving forward, I’m excited to partner with Stephanie Linnartz to advance our strategic consumer and product refinements further – leveraging Under Armour’s strong brand to drive sustainable, profitable growth.”

Third Quarter 2023 Review
•Revenue was up 3 percent to $1.6 billion (up 7 percent currency neutral) compared to the prior year.
–Wholesale revenue increased 7 percent to $820 million, and direct-to-consumer revenue decreased 1 percent to $715 million due to a 6 percent decline in owned and operated store revenue partially offset by a 7 percent increase in eCommerce revenue, which represented 45 percent of the total direct-to-consumer business during the quarter.
–North America revenue was down 2 percent compared to the prior year at $1 billion, and international revenue increased 14 percent to $527 million (up 24 percent currency neutral). Within the international business, revenue increased 32 percent in EMEA (up 46 percent currency neutral), decreased 9 percent in Asia-Pacific (up 1 percent currency neutral), and increased 45 percent in Latin America (up 41 percent currency neutral).
–Apparel revenue decreased 2 percent to $1 billion. Footwear revenue increased 25 percent to $354 million. Accessories revenue declined 2 percent to $105 million.
•Gross margin declined 650 basis points to 44.2 percent compared to the prior year, driven primarily by higher promotions, mix impacts related to higher distributor and footwear revenue, and the adverse effects of changes in foreign currency.
•Selling, general & administrative expenses decreased 11 percent to $604 million.
•Operating income was $95 million.
•Net Income was $122 million. Excluding a $45 million earn-out benefit in connection with the sale of the MyFitnessPal platform and a $2 million benefit from a tax valuation allowance release related to prior-period restructuring, adjusted net income was $76 million.
•Diluted earnings per share was $0.27. Adjusted diluted earnings per share was $0.16.
•Inventory was up 50 percent to $1.2 billion.
•Cash and Cash Equivalents were $850 million at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Share Buyback Update
Under Armour entered accelerated share repurchase (ASR) transactions during the third quarter to buy back $75 million of its Class C common stock. As of the date of this release, 8.8 million shares were retired under these ASR transactions. In total, 35 million shares for $425 million have now been repurchased under the company's two-year, $500 million program, which the Board of Directors approved in February 2022.

Updated Fiscal 2023 Outlook
As a reminder, Under Armour began its new fiscal year 2023 on April 1, 2022. Accordingly, the comparable baseline period is April 1, 2021, through March 31, 2022. Key points related to Under Armour’s fiscal year 2023 outlook include:

•Revenue growth is unchanged from the previous expectation of a low single-digit percentage rate increase on a reported basis, up at a mid-single-digit percentage rate on a currency-neutral basis.
•Gross margin is expected to decline at the higher end of the previously provided 375 to 425 basis point range.
•Selling, general & administrative expenses are now expected to be down at a low single-digit percentage rate against the prior year versus the previous expectation of “down slightly.”
•Operating income remains unchanged from the previous outlook and is expected to reach $270 to $290 million. Excluding the company's litigation reserve, adjusted operating income is expected to reach $290 to $310 million.
•Diluted earnings per share is expected to be $0.71 to $0.75. This includes a $0.27 benefit related to a tax valuation allowance release expected to be realized during the fiscal year. Of this $0.27 benefit, $0.15 is related to prior restructuring. Additionally, there is an $0.08 after-tax benefit from our second-year earn-out in connection with the sale of the MyFitnessPal platform and a $0.04 negative impact from our litigation reserve. Excluding these net positive impacts of $0.19 and including more favorable foreign currency developments and a slightly lower tax rate, adjusted diluted earnings per share is now expected to be $0.52 to $0.56 versus the previously expected range of $0.44 to $0.48.
•Capital expenditures are now expected to be approximately $200 million, down from the previous expectation of approximately $225 million.

Conference Call and Webcast
Under Armour will hold its third quarter fiscal 2023 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency neutral” and “adjusted” results, as well as “adjusted” forward-looking estimates of the company’s results for its 2023 fiscal year ending March 31, 2023. Management believes this information is helpful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the effect of the company's litigation reserve, the company’s 2020 restructuring plan, and related impairment charges, including goodwill and related tax effects. Where applicable, adjusted net income (loss) and adjusted diluted income (loss) per share exclude the non-cash amortization of debt discount on the company’s convertible senior notes, any gain or loss on extinguishing the company’s convertible senior notes, and related tax effects, and any gain or loss from divestitures (including associated earn-outs and expenses) and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per-share amounts are reported on a diluted basis. In addition, in connection with its change in fiscal year-end from December 31 to March 31, Under Armour is presenting select non-GAAP financial measures for the twelve months beginning on April 1, 2021, and ending March 31, 2022, to provide comparable reference periods against the company's new fiscal 2023 year, which began April 1, 2022, and ends on March 31, 2023. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, the impact of the COVID-19 pandemic on our business, expectations regarding promotional activities, freight, product cost pressures and foreign currency impacts, the impact of global economic conditions and inflation on our results of operations, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including inflation, that could affect overall consumer spending or our industry; the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including recent impacts on the global supply chain; failure of our suppliers, manufacturers or logistics providers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and costs related to our supply chain (including labor); changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business and realize expected benefits from restructuring plans; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflict; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the statement’s date or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Jessica Graves
SVP, Investor Relations & Corporate Development	VP, Global Corporate Communications & Community Impact
(410) 246-6810	(570) 202-6995

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2022, and 2021
(Unaudited; in thousands, except per share amounts)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended December 31,				Nine Months Ended December 31,
in '000s	2022	% of Net Revenues	2021	% of Net Revenues	2022	% of Net Revenues	2021	% of Net Revenues
Net revenues	$1,581,781	100.0%	$1,529,205	100.0%	$4,504,723	100.0%	$4,426,271	100.0%
Cost of goods sold	883,376	55.8%	753,272	49.3%	2,462,287	54.7%	2,193,413	49.6%
Gross profit	698,405	44.2%	775,933	50.7%	2,042,436	45.3%	2,232,858	50.4%
Selling, general and administrative expenses	603,746	38.2%	675,666	44.2%	1,793,884	39.8%	1,820,053	41.1%
Restructuring and impairment charges	—	—%	14,136	0.9%	—	—%	33,405	0.8%
Income (loss) from operations	94,659	6.0%	86,131	5.6%	248,552	5.5%	379,400	8.6%
Interest income (expense), net	(1,615)	(0.1)%	(7,595)	(0.5)%	(11,175)	(0.2)%	(30,163)	(0.7)%
Other income (expense), net	47,312	3.0%	24,037	1.6%	27,300	0.6%	(43,933)	(1.0)%
Income (loss) before income taxes	140,356	8.9%	102,573	6.7%	264,677	5.9%	305,304	6.9%
Income tax expense (benefit)	18,811	1.2%	(6,798)	(0.4)%	46,719	1.0%	22,191	0.5%
Income (loss) from equity method investments	72	—%	286	—%	(1,734)	—%	(805)	—%
Net income (loss)	$121,617	7.7%	$109,657	7.2%	$216,224	4.8%	$282,308	6.4%

Basic net income (loss) per share of Class A, B and C common stock	$0.27		$0.23		$0.48		$0.60
Diluted net income (loss) per share of Class A, B and C common stock	$0.27		$0.23		$0.47		$0.60
Weighted average common shares outstanding Class A, B and C common stock
Basic	448,833		476,178		453,840		468,627
Diluted	458,990		479,728		463,750		471,743

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2022, and 2021
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2022	2021	% Change	2022	2021	% Change
Apparel	$1,075,714	$1,098,784	(2.1)%	$2,982,410	$3,031,208	(1.6)%
Footwear	354,389	282,721	25.3%	1,077,525	955,080	12.8%
Accessories	104,875	106,650	(1.7)%	312,823	344,498	(9.2)%
Net Sales	1,534,978	1,488,155	3.1%	4,372,758	4,330,786	1.0%
Licensing revenues	29,734	36,606	(18.8)%	90,992	90,966	—%
Corporate Other (1)	17,069	4,444	NM	40,973	4,519	NM
Total net revenues	$1,581,781	$1,529,205	3.4%	$4,504,723	$4,426,271	1.8%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2022	2021	% Change	2022	2021	% Change
Wholesale	$819,781	$767,896	6.8%	$2,559,621	$2,446,162	4.6%
Direct-to-consumer	715,197	720,259	(0.7)%	1,813,137	1,884,624	(3.8)%
Net Sales	1,534,978	1,488,155	3.1%	4,372,758	4,330,786	1.0%
License revenues	29,734	36,606	(18.8)%	90,992	90,966	—%
Corporate Other (1)	17,069	4,444	NM	40,973	4,519	NM
Total net revenues	$1,581,781	$1,529,205	3.4%	$4,504,723	$4,426,271	1.8%

NET REVENUES BY SEGMENT

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2022	2021	% Change	2022	2021	% Change
North America	$1,037,637	$1,063,290	(2.4)%	$2,958,816	$3,004,645	(1.5)%
EMEA	265,250	200,203	32.5%	733,110	648,628	13.0%
Asia-Pacific	198,021	217,223	(8.8)%	600,415	621,542	(3.4)%
Latin America	63,804	44,045	44.9%	171,409	146,937	16.7%
Corporate Other (1)	17,069	4,444	NM	40,973	4,519	NM
Total net revenues	$1,581,781	$1,529,205	3.4%	$4,504,723	$4,426,271	1.8%

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2022, and 2021
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS

	Three Months Ended December 31,				Nine Months Ended December 31,
in '000s	2022	% of Net Revenues (2)	2021	% of Net Revenues (2)	2022	% of Net Revenues (2)	2021	% of Net Revenues (2)
North America	$198,919	19.2%	$243,395	22.9%	$598,049	20.2%	$761,531	25.3%
EMEA	30,947	11.7%	24,252	12.1%	85,023	11.6%	105,916	16.3%
Asia-Pacific	10,811	5.5%	21,823	10.0%	76,890	12.8%	86,398	13.9%
Latin America	5,805	9.1%	4,099	9.3%	19,216	11.2%	20,931	14.2%
Corporate Other (1)	(151,823)	NM	(207,438)	NM	(530,626)	NM	(595,376)	NM
Income (loss) from operations	$94,659	6.0%	$86,131	5.6%	$248,552	5.5%	$379,400	8.6%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.
(2) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of December 31, 2022, and March 31, 2022
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	December 31, 2022	March 31, 2022
Assets
Current assets
Cash and cash equivalents	$849,546	$1,009,139
Accounts receivable, net	700,544	702,197
Inventories	1,217,780	824,455
Prepaid expenses and other current assets, net	348,734	297,034
Total current assets	3,116,604	2,832,825
Property and equipment, net	655,612	601,365
Operating lease right-of-use assets	482,947	420,397
Goodwill	479,975	491,508
Intangible assets, net	9,198	10,580
Deferred income taxes	20,237	20,141
Other long-term assets	62,982	76,016
Total assets	$4,827,555	$4,452,832
Liabilities and Stockholders’ Equity
Accounts payable	738,740	560,331
Accrued expenses	388,159	317,963
Customer refund liabilities	172,190	159,628
Operating lease liabilities	137,310	134,833
Other current liabilities	65,730	125,840
Total current liabilities	1,502,129	1,298,595
Long-term debt, net of current maturities	673,930	672,286
Operating lease liabilities, non-current	707,905	668,983
Other long-term liabilities	111,589	84,014
Total liabilities	2,995,553	2,723,878
Total stockholders’ equity	1,832,002	1,728,954
Total liabilities and stockholders’ equity	$4,827,555	$4,452,832

Under Armour, Inc.
For the Nine Months Ended December 31, 2022 and 2021
(Unaudited; in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
in '000s	2022	2021
Cash flows from operating activities
Net income (loss)	$216,224	$282,308
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	102,656	105,632
Unrealized foreign currency exchange rate (gain) loss	(19,424)	4,175
Loss on extinguishment of senior convertible notes	—	58,526
Loss on disposal of property and equipment	1,411	3,893
Non-cash restructuring and impairment charges	—	21,337
Amortization of bond premium and debt issuance costs	1,644	11,618
Stock-based compensation	29,362	33,422
Deferred income taxes	(132)	(2,633)
Changes in reserves and allowances	7,316	(16,504)
Changes in operating assets and liabilities:
Accounts receivable	1,026	139,340
Inventories	(401,551)	44,041
Prepaid expenses and other assets	(68,931)	(12,071)
Other non-current assets	(46,272)	60,315
Accounts payable	168,681	106,119
Accrued expenses and other liabilities	50,892	7,047
Customer refund liabilities	12,440	(27,912)
Income taxes payable and receivable	19,057	(3,236)
Net cash provided by (used in) operating activities	74,399	815,417
Cash flows from investing activities
Purchases of property and equipment	(147,620)	(61,294)
Sale of property and equipment	—	852
Earn-out from the sale of the MyFitnessPal platform	35,000	—
Net cash used in investing activities	(112,620)	(60,442)
Cash flows from financing activities
Payments on long-term debt and revolving credit facility	—	(506,280)
Proceeds from capped call	—	91,722
Common shares repurchased	(125,000)	—
Employee taxes paid for shares withheld for income taxes	(868)	(1,682)
Proceeds from exercise of stock options and other stock issuances	2,809	2,830
Payments of debt financing costs	—	(1,884)
Net cash provided by (used in) financing activities	(123,059)	(415,294)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,205	(16,491)
Net increase in (decrease in) cash, cash equivalents and restricted cash	(158,075)	323,190
Cash, cash equivalents and restricted cash
Beginning of period	1,022,126	1,359,680
End of period	$864,051	$1,682,870

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2022
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three months ended December 31, 2022	Nine months ended December 31, 2022
Total Net Revenue
Net revenue growth - GAAP	3.4%	1.8%
Foreign exchange impact	3.5%	2.8%
Currency neutral net revenue growth - Non-GAAP	6.9%	4.6%

North America
Net revenue growth - GAAP	(2.4)%	(1.5)%
Foreign exchange impact	0.6%	0.4%
Currency neutral net revenue growth - Non-GAAP	(1.8)%	(1.1)%

EMEA
Net revenue growth - GAAP	32.5%	13.0%
Foreign exchange impact	13.7%	10.8%
Currency neutral net revenue growth - Non-GAAP	46.2%	23.8%

Asia-Pacific
Net revenue growth - GAAP	(8.8)%	(3.4)%
Foreign exchange impact	9.7%	7.0%
Currency neutral net revenue growth - Non-GAAP	0.9%	3.6%

Latin America
Net revenue growth - GAAP	44.9%	16.7%
Foreign exchange impact	(3.5)%	(1.0)%
Currency neutral net revenue growth - Non-GAAP	41.4%	15.7%

Total International
Net revenue growth - GAAP	14.2%	6.2%
Foreign exchange impact	10.2%	7.9%
Currency neutral net revenue growth - Non-GAAP	24.4%	14.1%

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2022
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended December 31, 2022	Nine months ended December 31, 2022
GAAP income from operations	94,659	248,552
Add: Impact of litigation reserve	—	20,000
Adjusted income from operations	$94,659	$268,552

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended December 31, 2022	Nine months ended December 31, 2022
GAAP net income	121,617	216,224
Add: Impact of litigation reserve	—	20,000
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform	(45,000)	(45,000)
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	630	1,120
Add: Impact of provision for income taxes	(1,684)	(9,808)
Adjusted net income	$75,563	$182,536

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three months ended December 31, 2022	Nine months ended December 31, 2022
GAAP diluted net income per share	$0.27	$0.47
Add: Impact of litigation reserve	—	0.04
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform	(0.11)	(0.10)
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—	—
Add: Impact of provision for income taxes	—	(0.02)
Adjusted diluted net income per share	$0.16	$0.39

Under Armour, Inc.
Outlook for the Year Ended March 31, 2023
(Unaudited; in millions, except per share amounts)

The tables below present the reconciliation of the Company's fiscal 2023 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ended March 31, 2023
	Low end of estimate	High end of estimate
GAAP income from operations	$270	$290
Add: Impact of litigation reserve	20	20
Adjusted income from operations	$290	$310

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

(in millions)	Year Ended March 31, 2023
	Low end of estimate	High end of estimate
GAAP diluted net income per share	$0.71	$0.75
Add: Impact of litigation reserve	0.04	0.04
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform, net of tax	(0.08)	(0.08)
Add: Impact of provision for income taxes	(0.15)	(0.15)
Adjusted diluted net income per share	$0.52	$0.56

Under Armour, Inc.
As of December 31, 2022, and 2021
COMPANY-OWNED & OPERATED DOOR COUNT

	December 31,
	2022	2021
Factory House	177	180
Brand House	18	19
North America total doors	195	199

Factory House	165	144
Brand House	78	79
International total doors	243	223

Factory House	342	324
Brand House	96	98
Total doors	438	422